UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  June 10, 2026

Prairie Operating Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41895	98-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Waugh Drive Suite 400 Houston, TX	77007
(Address of Principal Executive Offices)	(Zip Code)

(713) 424-4247
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Amended & Restated Credit Agreement

On June 10, 2026, Prairie Operating Co. (the “Company” or “Prairie”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Citibank, N.A., as administrative agent, and the other financial institutions party thereto, which amends the Amended and Restated Credit Agreement, dated as of March 26, 2025 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 6, 2025, the “A&R Credit Agreement”), by and among the Company, Citibank, N.A., as administrative agent, and the other financial institutions party thereto.

Among other things, the Amendment (i) reaffirmed a borrowing base of $475,000,000, (ii) modified certain covenants relating to the Company’s distributable free cash flow and certain other reporting and notice requirements and (iii) increased the cadence of scheduled borrowing base redeterminations and the number of interim borrowing base redeterminations which may occur in any fiscal year.

Other than in respect of the A&R Credit Agreement and related documents or as previously disclosed by the Company in its filings with the Securities and Exchange Commission (the “SEC”), neither the Company nor any of its affiliates have any material relationship with any of the other parties to the A&R Credit Agreement and related documents, other than that each of the lenders may have performed, and may in the future perform, various commercial banking, investment banking, underwriting, trust and other financial advisory services for the Company and/or its affiliates, for which it may have received, and may in the future receive, customary fees and expenses.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series F Convertible Preferred Stock – Letter Agreement

On June 10, 2026, the Company entered into a letter agreement (the “Letter Agreement”) with Hudson Bay PH XIX LLC (“High Trail”), pursuant to which the parties agreed, among other things, that with respect the remaining shares of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred Stock”) held by High Trail or its affiliates, the Company will allow High Trail to convert such shares into an incremental amount of additional shares of the Company’s common stock (the “Common Stock”) in an aggregate amount not to exceed 21,156,339 shares of Common Stock and otherwise pursuant to and in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”).  Pursuant to the Letter Agreement, the Company and High Trail also agreed to (i) amend Section 4(w) of the Securities Purchase Agreement, dated as of March 24, 2025, between the Company and High Trail, as amended (the “Purchase Agreement”), to change the “Anniversary Warrant Issuance Date” from July 8, 2026 to August 7, 2026, and (ii) reduce the number of shares of Common Stock issuable upon exercise of the Anniversary Warrants (as defined in the Series F Certificate of Designation) from (1) a number of shares equal to the quotient of (A) 75% of the Stated Value (as defined in the Series F Certificate of Designation) of all Series F Preferred Stock held by such holder on July 8, 2026, divided by (B) the average of the 10 daily volume-weighted average per share trading prices of the Common Stock during the 10 trading days prior to the issuance date of the Anniversary Warrants, to (2) a number of shares equal to the quotient of (A) 65% of the Stated Value of all Series F Preferred Stock held by such holder on August 7, 2026, divided by (B) the average of the 10 daily volume-weighted average per share trading prices of the Common Stock during the 10 trading days prior to the issuance date of the Anniversary Warrants. The Letter Agreement also amends certain footnotes in the Form of Anniversary Warrant attached as Exhibit B to the Purchase Agreement to replace certain references to July 8, 2026 with references to August 7, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Letter Agreement is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2026, by and among Prairie Operating Co., Citibank, N.A and the other credit parties party thereto (including Annex A, which is a conformed copy of the Amended and Restated Credit Agreement).

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026

Prairie Operating Co.

	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel and Corporate Secretary